    As filed with the Securities and Exchange Commission on January 26, 1999
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                        PAREXEL International Corporation
             (Exact name of registrant as specified in its charter)


         Massachusetts                                          04-2776269
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                       195 West Street, Waltham, MA 02451
               (Address of principal executive offices) (Zip Code)

                                   ----------

                        PAREXEL INTERNATIONAL CORPORATION
                1998 Non-Qualified, Non-Officer Stock Option Plan
                            (Full title of the plan)

                             Josef H. von Rickenbach
                 President, Chief Executive Officer and Chairman
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02154
                     (Name and address of agent for service)

                                 (781) 487-9900
          (Telephone number, including area code of agent for service)

                                   ----------

                                   Copies to:
                             William J. Schnoor, Jr.
                                Heather M. Stone
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

                                   ----------

                         Calculation Of Registration Fee

====================================================================================================================
Title of Securities     Amount to be        Proposed maximum               Proposed Maximum            Amount of
to be registered         registered      offering price per share       aggregate offering price    registration fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value       1,000,000 shares           $22.06                       $22,060,000               $6,132.68
====================================================================================================================

(1) The price of $22.06 per share, which is the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on January 22, 1999, is set forth solely for purposes of calculating the filing fee.

================================================================================

         This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-47033 on Form S-8, as filed with the Securities and Exchange Commission on February 27, 1998, relating to the PAREXEL International Corporation 1998 Non-Qualified, Non-Officer Stock Option Plan, is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. EXHIBITS

        Exhibit No.   Description of Exhibit
        -----------   ----------------------

        Exhibit 5.1   Opinion of Testa, Hurwitz & Thibeault, LLP.

        Exhibit 23.1  Consent of PricewaterhouseCoopers LLP.

        Exhibit 23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in
                      Exhibit 5.1).

        Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on January 25, 1999.


                                        PAREXEL INTERNATIONAL CORPORATION

                                        By: /s/ Josef H. von Rickenbach
                                            -----------------------------------
                                            Josef H. von Rickenbach
                                            President, Chief Executive Officer
                                            and Chairman


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of PAREXEL International Corporation, hereby severally constitute and appoint Josef H. von Rickenbach, William T. Sobo, Jr. and William J. Schnoor, Jr., and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to this Registration Statement on Form S-8, and generally to do all things in our names and on our behalf in such capacities to enable PAREXEL International Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                       Title(s)                        Date
---------                       --------                        ----

/s/ Josef H. von Rickenbach     President, Chief Executive      January 25, 1999
-----------------------------   Officer and Chairman
Josef H. von Rickenbach         (principal executive officer)


/s/ William T. Sobo, Jr.        Senior Vice President and       January 25, 1999
-----------------------------   Treasurer (principal
William T. Sobo, Jr.            financial and accounting
                                officer)


/s/ A. Dana Callow, Jr.         Director                        January 25, 1999
-----------------------------
A. Dana Callow, Jr.


/s/ A. Joseph Eagle             Director                        January 25, 1999
-----------------------------
A. Joseph Eagle


/s/ Patrick J. Fortune          Director                        January 25, 1999
-----------------------------
Patrick J. Fortune


/s/ Werner M. Herrmann          Director                        January 25, 1999
-----------------------------
Werner M. Herrmann


/s/ Serge Okun                  Director                        January 25, 1999
-----------------------------
Serge Okun


/s/ James A. Saalfield          Director                        January 25, 1999
-----------------------------
James A. Saalfield

                                  EXHIBIT INDEX


Exhibit No.         Description of Exhibit
-----------         ----------------------

Exhibit 5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1        Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).